As Filed With The Securities And Exchange Commission On April 15, 2005 Registration Statement No. 333-
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                     -------------------------
                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933

                      -------------------------

                          BORGWARNER INC.
         (Exact name of Registrant as specified in charter)


    DELAWARE                                  13-3404508
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)

                          3850 HAMLIN ROAD
                    AUBURN HILLS, MICHIGAN 48326
              (Address of Principal Executive Offices)

                        --------------------
         BORGWARNER DIVERSIFIED TRANSMISSION PRODUCTS INC.,
                MUNCIE PLANT  RETIREMENT SAVINGS PLAN
                      (Full title of the plan)

                      LAURENE H. HORISZNY, ESQ.
                          BORGWARNER INC.
                          3850 HAMLIN ROAD
                    AUBURN HILLS, MICHIGAN 48326
                           (248) 754-9200
     (Name, address and telephone number of agent for service)
                        --------------------

 CALCULATION OF REGISTRATION FEE
=====================================================================
                    PROPOSED      PROPOSED                    REGIST-
                    MAXIMUM       MAXIMUM                     RATION
TITLE OF SECURITIES AMOUNT TO BE  OFFERING PRICE   AGGREGATE  FEE
TO BE REGISTERED    REGISTERED    PER SHARE (1)    OFFERING
REGISTRATION FEE                                   PRICE
 =====================================================================
Common Stock, par value
$0.01 per share
("Common Stock")(2)  30,000 Shares $46.00        $1,380,000    $162.43
======================================================================
(1) Computed pursuant to Rule 457 solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on April 14, 2005 on the consolidated reporting system.
(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of registration statement no. 333-118201 is incorporated herein by reference.

ITEM 8.  EXHIBITS.

The exhibits listed below are filed herewith and made a part hereof.

   EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
   --------   --------------------------------------------------------
    5.1       Opinion of Laurene H. Horiszny, Vice President, General
               Counsel and Secretary of the Company.
    23.1      Consent of Independent Registered Public Accounting Firm.
    23.2      Consent of Laurene H. Horiszny (included in Exhibit 5.1).
    24.1      Power of Attorney.

  SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on April 15, 2005.

                              BORGWARNER INC.

                              By: /s/ Timothy M. Manganello
                              Timothy M. Manganello
                              Chairman and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Name                       Title                    Date

/s/ Timothy M. Manganello  Chairman and               April 15, 2005
TIMOTHY M. MANGANELLO       Chief Executive Officer
                           (Principal Executive Officer)

/s/ Robin J. Adams         Executive Vice President,  April 15, 2005
ROBIN J. ADAMS              Chief Financial Officer &
                            Chief Administrative Officer
                           (Principal Financial Officer)

/s/ Jeffrey L. Obermayer   Vice President and ControllerApril 15, 2005
JEFFREY L. OBERMAYER       (Principal Accounting Officer)
  *
JOHN RAU                   Director                   April 15, 2005
   *
ALEXIS P. MICHAS           Director                   April 15, 2005
   *
PAUL E. GLASKE             Director                   April 15, 2005
   *
WILLIAM E. BUTLER          Director                   April 15, 2005
   *
ERNEST J. NOVAK, JR.       Director                   April 15, 2005
   *
ANDREW F. BRIMMER          Director                   April 15, 2005
   *
JERE A. DRUMMOND      	   Director                   April 15, 2005
   *
PHYLLIS O. BONNANO         Director                   April 15, 2005

DAVID T. BROWN             Director                   April __, 2005

/s/TIMOTHY M. MANGANELLO  *As attorney-in-fact        April 15, 2005
TIMOTHY M. MANGANELLO for directors marked by an asterisk.

                        EXHIBIT INDEX


   EXHIBIT
   NUMBER       DESCRIPTION OF DOCUMENT
   --------    ----------------------------------------------------------
   5.1         Opinion of Laurene H. Horiszny, Vice President, General
                  Counsel and Secretary of the Company.
   23.1        Consent of Independent Registered Public Accounting Firm.
   23.2        Consent of Laurene H. Horiszny (included in Exhibit 5.1).
   24.1        Power of Attorney.